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                       DUKE ENERGY INTERNATIONAL, L.L.C.
                      A WHOLLY-OWNED, INDIRECT SUBSIDIARY
                                       OF
                            DUKE ENERGY CORPORATION
         HAS INCREASED THE PRICE OF ITS U.S. OFFER TO PURCHASE FOR CASH
             SHARES OF COMMON STOCK AND AMERICAN DEPOSITARY SHARES
                                       OF
                     EMPRESA NACIONAL DE ELECTRICIDAD S.A.
                                       TO
              CHILEAN PESOS 275 NET PER SHARE OF COMMON STOCK AND
             CHILEAN PESOS 8,250 NET PER AMERICAN DEPOSITARY SHARE
    (EACH AMERICAN DEPOSITARY SHARE REPRESENTING 30 SHARES OF COMMON STOCK)
                                      AND
                HAS INCREASED THE AGGREGATE NUMBER OF SHARES OF
                  COMMON STOCK AND AMERICAN DEPOSITARY SHARES
     REPRESENTING SHARES OF COMMON STOCK THAT IT HAS OFFERED TO PURCHASE TO
                       602,828,970 SHARES OF COMMON STOCK

    THE U.S. OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00, MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 29, 1999, UNLESS EXTENDED.

                                                                  April 19, 1999

To Our Clients:

     Enclosed for your consideration are the Supplement to the U.S. Offer to Purchase (as defined below), dated April 19, 1999 (the 'SUPPLEMENT'), and the related revised Form of Acceptance, the revised ADS Letter of Transmittal and the revised ADS Notice of Guaranteed Delivery (which together with the U.S. Offer to Purchase, dated February 25, 1999 (the 'U.S. OFFER TO PURCHASE') constitute the 'U.S. OFFER') relating to the offer by Duke Energy International, L.L.C., a Delaware limited liability company (the 'PURCHASER'), to purchase Shares of Common Stock, no par value (the 'SHARES') of Empresa Nacional de Electricidad S.A. a publicly-traded stock corporation organized under the laws of the Republic of Chile (the 'COMPANY' or 'ENDESA-CHILE'), at a price of Chilean Pesos 275 per Share, net to the seller in cash and without interest thereon (the 'U.S. OFFER PRICE'), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase as amended and supplemented by the Supplement. Consideration for Shares validly tendered and not properly withdrawn will be paid in Chilean Pesos.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the U.S. Offer.

     ADSs CANNOT BE TENDERED BY MEANS OF THE ENCLOSED REVISED FORM OF ACCEPTANCE (WHICH IS EXCLUSIVELY FOR USE IN RESPECT OF SHARES). IF YOU HOLD ADSs, YOU SHOUD USE EITHER THE ENCLOSED REVISED ADS LETTER OF TRANSMITTAL OR THE ORIGINAL ADS LETTER OF TRANSMITTAL FOR TENDERING SUCH ADSs INTO THE U.S. OFFER BY FOLLOWING THE INSTRUCTIONS SET FORTH IN SUCH FORM. ADDITIONAL INFORMATION CAN BE OBTAINED FROM THE INFORMATION AGENT AT (888) 750-5834 OR (212) 750-5833.

PLEASE NOTE THE FOLLOWING:

     1. The U.S. Offer is being made for Shares and ADSs representing in the aggregate up to 602,828,970 Shares (the 'MAXIMUM NUMBER OF SHARES'). If Shares and/or ADSs representing in the



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aggregate more than the Maximum Number of Shares are validly tendered prior to the Expiration Date and not withdrawn, the Purchaser (as defined in the U.S. Offer to Purchase) will, upon the terms and subject to the conditions of the U.S. Offer, purchase the Maximum Number of Shares on a pro rata basis. See
Section 1 of the U.S. Offer to Purchase as amended and supplemented by the Supplement. THE U.S. OFFER IS OPEN TO ALL HOLDERS OF ADSs AND TO ALL HOLDERS OF SHARES WHO ARE NOT CHILEAN PERSONS.

     2. The tender price is Chilean Pesos 275 per Share, net to the seller in cash and without interest thereon, as set forth in the U.S. Offer to Purchase, as amended and supplemented by the Supplement. Consideration for tendered Shares will be paid in Chilean Pesos.

     3. Tendering holders will not be obligated to pay brokerage fees or commissions.

     4. The U.S. Offer, the Proration Period and Withdrawal Rights will expire at 12:00 midnight, New York City time, on Thursday, April 29, 1999, unless the U.S. Offer is extended.

     5. SHAREHOLDERS WHO HAVE PREVIOUSLY VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN THEIR SHARES PURSUANT TO THE U.S. OFFER ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION TO RECEIVE, SUBJECT TO THE CONDITIONS OF THE U.S. OFFER, THE INCREASED OFFER PRICE OF CHILEAN PESOS 275 PER SHARE, IF THE SHARES ARE ACCEPTED FOR PAYMENT AND PAID FOR BY PURCHASER PURSUANT TO THE U.S. OFFER.

     6. The Company stated in its Schedule 14D-9 filed in response to the Purchaser's original U.S. Offer that based upon the advice of its counsel and consistent with Chilean practice, it has determined that it is inappropriate for the Company to take a position with respect to the Purchaser's original Offers. Although as of the date hereof the Board of Directors of the Company has not taken a position with respect to the Purchaser's revised Offers, the Purchaser believes that the Company's Board of Directors will not change its determination in response to the Purchaser's revised Offers.

     7. Notwithstanding any other provision of the U.S. Offer, payment for Shares accepted for purchase pursuant to the U.S. Offer will in all cases be made only after timely receipt by the Receiving Agent at its address set forth on the back cover of the U.S. Offer to Purchase or to Banchile Corredores de Bolsa at Agustinas 975, 2nd floor, Santiago de Chile (HAND DELIVERY ONLY), of
(a) Titulo(s) (certificate(s) of title) evidencing such tendered Shares (b) the revised or the original Form of Acceptance (or copy thereof), properly completed and duly executed, with any required signature guarantee, (c) a duly signed Traspaso stock transfer and (d) any other documents required by the Form of Acceptance.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to use the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     The U.S. Offer is made solely by the U.S. Offer to Purchase, as amended and supplemented by the Supplement, and in the related revised Form of Acceptance, the revised ADS Letter of Transmittal and the revised ADS Notice of Guaranteed Delivery. The Purchaser is not aware of any jurisdiction where the making of the U.S. Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the U.S. Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer shall be deemed to be made on behalf of the Purchaser by Credit Suisse First Boston Corporation, the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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   TENDERING INSTRUCTIONS FOR SHARES OF EMPRESA NACIONAL DE ELECTRICIDAD S.A.

     The undersigned acknowledge(s) receipt of your letter and the U.S. Offer to Purchase dated February 25, 1999 (previously distributed), the Supplement thereto dated April 19, 1999, and the related revised Form of Acceptance, revised ADS Letter of Transmittal and revised ADS Notice of Guaranteed Delivery in connection with the U.S. Offer by Duke Energy International, L.L.C. to purchase up to 602,828,970 Shares (including Shares represented by ADSs) pursuant to the terms and subject to the conditions set forth in the U.S. Offer to Purchase as amended and supplemented by the Supplement.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, as amended and supplemented by the Supplement and the related revised Form of Acceptance.

Dated: April 19, 1999

NUMBER OF SHARES TO BE TENDERED:                                         SHARES*
                       __________________________________
                                  SIGNATURE(S)
                       __________________________________

                       __________________________________
                              PLEASE PRINT NAME(S)
                       __________________________________

                       __________________________________
                                  ADDRESS(ES)
                       __________________________________

                       __________________________________
                             AREA CODE AND TEL. NO.
                       __________________________________

                       __________________________________
                       EMPLOYER IDENTIFICATION OR SOCIAL
                                  SECURITY NO.

------------------------

* Unless otherwise indicated, it will be assumed that all Shares are to be tendered.

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